Registration No. 333-135064

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM S-8 POS

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OPPENHEIMER HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

Ontario, Canada    98-0080034

(State or Other Jurisdiction of    (I.R.S. Employer

Incorporation or Organization)    Identification No.)

P.O. Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto, Ontario, Canada  M4R 1K8

(Address, including zip code, of Registrant’s principal executive office)

OPPENHEIMER HOLDINGS INC.

SELECT INCENTIVE PLAN

(Full title of the plan)

Elaine K. Roberts

Oppenheimer Holdings Inc.

P.O. Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto, Ontario, Canada M4R 1K8

Telephone (416) 322-1515

(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A non-voting shares	1,508,621 shares(1)(2)(3)	$23.20(1)	$35,000,00.00	$3,745.00(4)

(1)

The Oppenheimer Holdings Inc. Select Incentive Plan (the “Plan”) provides that participants may purchase Units representing an indirect interest in up to an aggregate of $35,000,000.00 of variable rate exchange debentures of E.A. Viner International, Inc., a subsidiary of Oppenheimer Holdings Inc., at a price of $5,000 per Unit with a minimum purchase of five (5) Units.  Each Unit represents debentures having a face value of $5,000.00 on the date of purchase of the Unit.  The Plan provides that, on January 2, 2013, the maturity date of the debentures, the debentures may either be repaid in full or be exchanged for shares of Class A non-voting commmon stock of Oppenheimer Holdings Inc. at an exchange price of $23.20 per share at the option of the participants.

(2)

Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(3)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(4)

Previously paid.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement (Registration No. 333-135064)

is being filed in order to replace Exhibit 4.1 to such Registration Statement with a more complete and current version of the Oppenheimer Holdings Inc. Select Incentive Plan filed therewith.

Item 8.

Exhibits.

Exhibit No.	Description of Exhibit
4.1	Oppenheimer Holdings Inc. Select Incentive Plan (including form of Variable Rate Exchangeable Debenture of E.A. Viner International Inc. underlying the Units that are issuable pursuant to such plan).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of June, 2006.

OPPENHEIMER HOLDINGS INC.

(Registrant)

By: “E.K. Roberts”

      E. K. Roberts,

      President, Treasurer,

      Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

“A.G. Lowenthal”

Chairman of the Board,

June 29, 2006

A. G. Lowenthal

Chief Executive Officer,

Director

“E.K. Roberts”

President, Treasurer,

 June 29, 2006

E. K. Roberts

Chief Financial Officer,

Director

________________

Secretary, Director

A. W. Oughtred

________________

Director

J.L. Bitove

________________

Director

R. Crystal

“K.W. McArthur”*

Director

June 29, 2006

K. W. McArthur

“B. Winberg”*

Director

June 29, 2006

B. Winberg

*

Signed by Elaine Roberts pursuant to a Power of Attorney granted to her on June 15, 2006 and previously filed with the Commission as Exhibit 24 to the original Form S-8 Registration Statement.

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